                 [FORM OF SUBORDINATED BEARER NOTE AND
                              FORM OF COUPON]

     ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

     NEITHER THIS SECURITY NOR ANY PORTION HEREOF MAY BE IN CONNECTION WITH ITS ORIGINAL ISSUANCE BE OFFERED FOR SALE OR RESALE, SOLD OR RESOLD, OR DELIVERED, DIRECTLY OR INDIRECTLY, TO A PERSON WHO IS WITHIN THE UNITED STATES OR ITS POSSESSIONS, OR TO A UNITED STATES PERSON, UNLESS SUCH UNITED STATES PERSON IS A FINANCIAL INSTITUTION AS DEFINED IN SECTION 1.165-12(c)(1)(v) OF THE UNITED STATES TREASURY REGULATIONS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A CUSTOMER, WHICH FINANCIAL INSTITUTION, AS A CONDITION
OF THE PURCHASE, AGREES TO PROVIDE ON DELIVERY OF THE OBLIGATION (OR ON ISSUANCE, IF THE OBLIGATION IS NOT IN DEFINITIVE FORM) THE CERTIFICATE REQUIRED UNDER SECTION 1.163-5(c)(2)(i)(D)(3) OF THE UNITED STATES TREASURY REGULATIONS. "UNITED STATES PERSON" MEANS ANY CITIZEN OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES AND ANY ESTATE OR
TRUST THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE.


          BEARER                                                 BEARER

          NUMBER ______                                          $_________


THIS NOTE IS NOT A SAVINGS ACCOUNT
OR A DEPOSIT, IS NOT AN OBLIGATION
OF OR GUARANTEED BY ANY BANKING OR
NONBANKING AFFILIATE OF THE COMPANY AND
IS NOT INSURED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION OR ANY OTHER
GOVERNMENT AGENCY.                        SEE REVERSE FOR CERTAIN DEFINITIONS
                                                    AND ADDITIONAL PROVISIONS


                               NATIONSBANK CORPORATION

                         ______% SUBORDINATED NOTE, DUE ____

              NATIONSBANK CORPORATION, a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for  value  received,  hereby promises  to  pay  to  the bearer, upon presentation and surrender of this Note, the principal sum of _________________________ DOLLARS1 on


               1 This form provides for Notes denominated in, and principal and interest payable in, United States dollars. The form, as used, may be modified to provide, alternatively, for Notes denominated in, and principal and interest and other amounts, if any, payable in a foreign currency or currency unit, with the specific terms and provisions, including any limitations on the issuance of Notes in such currency, additional provisions
                                                             (continued...)

          _____________________,  19___,2  and  to  pay  interest  on  said principal sum to the bearer, semi-annually3 in arrears on ____________________ and ___________________ of each year, at the rate of ___% per annum,4 from the date hereof, commencing with the first interest payment date next succeeding the date hereof, and on the maturity date; provided, however, that if the date hereof occurs between a date that is 15 days prior to the next succeeding interest payment date and such interest payment date, interest payments will commence on the second interest payment date succeeding the date hereof to the bearer of this Note on such second interest payment date. Interest on this Note will accrue from the most recent interest payment date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from the date hereof, until payment of the principal amount hereof has been made or duly provided for.

              The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any paying agent, at the [main] offices of __________ (the "Paying Agent") in __________, __________ in __________, __________ in __________, __________ in
          __________ and __________ in __________, or at such other offices or agencies outside the United States of America (including the States and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American


               1(...continued)
          regarding paying and other agents and additional provisions regarding the calculation and payment of such currency, set forth therein.

               2 This form provides for Notes that will mature only on a specified date. If the maturity of Notes of a series may be renewed at the option of the holder, or extended at the option of the Company, the form, as used, will be modified to provide for additional terms relating to such renewal or extension, as the case may be, including the period or periods for which the maturity may be renewed or extended, as the case may be, changes in the interest rate, if any, and requirements for notice.

               3 This form provides for semi-annual interest payments. The form, as used, may be modified to provide, alternatively, for annual, quarterly or other periodic interest payments.

               4 This form provides for interest at a fixed rate. The form, as used, may be modified to provide, alternatively, for interest at a variable rate or rates, with the method of determining such rate set forth therein.

          Samoa, Wake Island and Northern Mariana Islands) (the "United States") as the Company may designate, by check drawn on a bank in ______________ mailed to an address outside the United States, or wire transfer to an account maintained by the payee with a bank located outside the United States (so long as the Paying Agent has received proper transfer instructions in writing); provided, however, that payment of principal of and interest on this Note (including any additional amounts which may be payable as provided below) shall be made at the office of the Company's paying agent in [the Borough of Manhattan, The City of New York] if (but only if) payment in United States dollars of the full amount of such principal, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for such purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions. Interest on this Note shall be payable only upon presentation and surrender at such an office or agency of the interest coupons hereto attached as they severally mature. Any interest not punctually paid or duly provided for shall be payable as provided in such Indenture.

              The Company will pay to the holder of this Note or any related coupon who is a United States Alien (as defined below) such additional amounts as may be necessary in order that every net payment of the principal of and interest on this Note, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States (as defined below) or any political subdivision or taxing authority thereof or therein upon or as a result of such payment, will not be less than the amount provided for in this Note or in such coupon to be then due and payable; provided, however, that the Company shall not be required to make any payment of additional amounts for or on account of:

                  (a) any  tax,  assessment  or other  governmental  charge
              which would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation by the holder of such Note or coupon, if any, for payment on a date more than __ days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

                  (b) any  estate,  inheritance,  gift,   sales,  transfer,
              personal property tax or similar tax, assessment or other governmental charge;

                  (c) any  tax,  assessment  or other  governmental  charge
              imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;

                  (d) any  tax,  assessment  or  other  governmental charge
              which is payable otherwise than by withholding from payments of principal of or interest on such Note;

                  (e) any  tax, assessment  or  other  governmental  charge
              required to be withheld by any paying agent from any payment of principal of or interest on the Notes, if such payment can be made without such withholding by any of the other paying agents in Western Europe;

                  (f) any  tax, assessment  or  other  governmental  charge
              which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the holder or beneficial owner of such Note or any related coupon, if such compliance is required by statute or by regulation of the United States Treasury Department as a pre-condition to relief or exemption from such tax, assessment or other governmental charge;

                  (g) any  tax,  assessment  or  other  governmental charge
              imposed on interest received by (i) a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (herein called the "Code"), and the regulations that may be promulgated thereunder) of the Company or (ii) a controlled foreign corporation within the meaning of the Code; or

                  (h) any combination of items (a), (b), (c), (d), (e), (f)
              and (g);

          nor will additional amounts be paid with respect to any payment of principal of or interest on this Note to any holder which is a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note or any related coupon. Except as specifically provided in the Notes of this series, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority therein. Whenever in this Note there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, a Note or any related coupon, such mention shall be deemed to include mention of the payment of additional amounts provided for herein to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions hereof or thereof and express mention of the payment of additional amounts (if applicable) in any provisions hereof or thereof shall not be construed as excluding additional amounts in those provisions where such express mention is not made. The term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust or a foreign partnership to the extent that one or more of its members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

              Notwithstanding the foregoing, if and so long as the certification, identification or other reporting requirements with respect to any and all Notes of this series referred to in the [___] paragraph on the reverse hereof would be fully satisfied by payment of a withholding tax, backup withholding tax or similar charge, the Company may elect to have the provisions of this paragraph apply in lieu of the provisions of such paragraph, which election may be stated in the Determination Notice (as defined in such [__] paragraph). In such event, the Company will pay as additional amounts with respect to any Note of this series that the Company determines is subject to such requirement such amounts as may be necessary so that every net payment made following the effective date of such requirement made outside the United States by the Company or any of its paying agents of principal or interest due in respect of any Bearer Note (as defined on the reverse hereof) of this series or any related coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any paying agent or any governmental authority), after deduction or withholding for or on account of such withholding tax, backup withholding tax or similar charge (other than a withholding tax, backup withholding tax or similar charge which (a) would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner or which can be satisfied by such a custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien (provided, however, in each case that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any requirement referred to in this paragraph), (b) is applicable only to payment by a custodian, nominee or other agent of the beneficial owner to such beneficial owner, (c) would not be applicable to a payment made by any other paying agent of the Company in Western Europe, or (d) is imposed as a result of the presentation of such Bearer Note or coupon for payment on a date more than __ days after the date on which such payment becomes due and payable or the date on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Bearer Note or coupon to be then due and payable.

              Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

              Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, neither this Note nor any related coupon shall be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.

              IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof and coupons bearing the facsimile signature to be annexed hereto.

                                           NATIONSBANK CORPORATION,
          Attest:
                                              By:
          Secretary                            Chairman of the Board


          [CORPORATE SEAL]



          Dated


                            CERTIFICATE OF AUTHENTICATION

              This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                           THE   BANK   OF  NEW   YORK,   as
                                           Trustee,


                                           [By:                           ,
                                               as Authenticating Agent]


                                           By:
                                               Authorized Signatory

                                [Reverse Side of Note]

                               NATIONSBANK CORPORATION
                      ______% SUBORDINATED NOTE, DUE __________

              This Note is one of a duly authorized issue of Securities of the Company designated as its _____% Subordinated Notes, due __________ (herein called the "Notes"), limited in aggregate principal amount to $__________, issued and to be issued under an Indenture dated as of January 1, 1995 (herein called the "Indenture"), between the Company and The Bank of New York (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Notes and any coupons appertaining thereto, and the terms upon which the Notes are, and are to be, authenticated and delivered. [_____________________________
          initially has been appointed Security Registrar, Authenticating and Paying Agent in connection with the Notes.]

              The Indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to its obligations to holders of Senior Indebtedness, as defined in the Indenture, and each holder of the Notes, by the acceptance thereof, agrees to and shall be bound by such provisions of the Indenture.

              The Notes are issuable in bearer form ("Bearer Notes"), with interest coupons attached, in denominations of $__________, and in fully registered form ("Registered Notes"), without coupons, in denominations of $_______________ and integral multiples in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bearer Notes and Registered Notes of this series are exchangeable for a like aggregate principal amount of Registered Notes of this series and of like tenor and of any authorized denominations, as requested by the holder surrendering the same, upon surrender of the Note or Notes to be exchanged, with all unmatured coupons and all matured coupons in default thereto appertaining, to the office or agency described below where Registered Notes of this series may be presented for registration of transfer; provided, however, that Bearer Notes surrendered in exchange for Registered Notes between a record date and the relevant interest payment date shall be surrendered without the coupon relating to such interest payment date. Registered Notes, including Registered Notes received in exchange for Bearer Notes, may not be exchanged for Bearer Notes.

              Title to Bearer Notes of this series and any related coupons shall pass by delivery. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of

          Registered Notes of this series may be registered in the Security Register of the Company, upon surrender of a Registered Note for registration of transfer at the principal corporate trust office of the Trustee or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the [main] offices of _________________________ in
          _________________________   and    _________________________   in
          _________________________ or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the
          Company and the Security Registrar duly executed by, the registered holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

              No service charge shall be made for any such registration of transfer or exchange of Notes as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of a Bearer Note of any series and any related coupon and, prior to due presentment of a Registered Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Note is registered, as the absolute owner thereof for all purposes, whether or not such Note or such coupon be overdue, and neither the Company, the Trustee or any such agent shall be affected by notice to the contrary.

              [Except as otherwise provided herein,] the Notes of this series are not subject to redemption at the option of the Company or repayment at the option of the holder prior to maturity.5

              [The provisions of Article Fourteen of the Indenture do not apply to Notes of this series.]

              The Notes may be redeemed, as a whole but not in part, at the option of the Company, at a redemption price equal to 100% of their principal amount, together with interest accrued to the


               5 This  form provides  for  Notes that  are not  subject  to redemption at the option of the Company or repayment at the option of the holder. The form, as used, may be modified to provide, alternatively, for redemption at the option of the Company or repayment at the option of the holder, with the terms and conditions of such redemption or repayment, as the case may be, including provisions regarding sinking funds, if applicable, redemption prices and notice periods, set forth therein.

          date fixed for redemption, if, as a result of any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official position regarding the application or interpretation of such laws, regulations or rulings, which amendment or change is effective on or after __________, 19__, the Company will become obligated to pay additional amounts (as described on the face hereof) on the next succeeding interest payment date; provided that such obligation to pay additional amounts cannot be avoided by the use of reasonable measures available to the Company; provided further, however, that in the opinion of the Company, which opinion shall be rendered in good faith, such measures need not be used if they have or will have a material adverse impact on the conduct of its business; provided further, however, that (a) no notice of such redemption may be given earlier than __ days prior to the earliest date on which the Company would be obligated to pay such additional amounts were a payment in respect of the Notes then due, and (b) at the time notice of such redemption is given, such obligation to pay such additional amounts remains in effect. Immediately prior to the giving of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and an opinion of counsel to the Company to such effect based on such statement of facts.

              In addition, if the Company  determines that any payment made outside the United States and its possessions by the Company or any of its paying agents of the full amount of principal or interest due with respect to any Bearer Note or any related coupon would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, identification or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any paying agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Note or coupon who is a United States Alien (as defined herein) (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its paying agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or
          (b) which can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and
          (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement or (c) which would not be applicable to a payment made to any other paying agent in Western Europe), the Company at its election will either (x) redeem the Notes, as a whole but not in part, at a redemption price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, or (y) if and so long as any such certification, identification or other reporting requirement would be fully satisfied by payment of a backup withholding tax or similar charge, pay to the holders of Bearer Notes who are United States Aliens certain additional amounts specified in the Bearer Notes of this series. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, information, documentation or other reporting requirement, whether the Company will redeem the Notes or will pay to the holders of Bearer Notes who are United States Aliens the additional amounts specified in the Bearer Notes of this series and (if applicable) the last date by which the redemption of the Notes must take place. If the Company elects to redeem the Notes, such redemption shall take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice to the Trustee at least __ days before such date, unless shorter notice is acceptable to the Trustee. Upon receipt of notice from the Company as to the date of redemption, the Trustee shall cause notice thereof to be duly given in the manner provided below. Notwithstanding the foregoing, the Company will not so redeem the Notes if the Company subsequently determines, not less than __ days prior to the date fixed for redemption, that subsequent payments on Notes would not be subject to any such requirement, in which case the Company will promptly notify the Trustee, which will promptly give notice of that determination in the manner provided below, and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay such additional amounts to the holders of Bearer Notes who are United States Aliens, and as long as the Company is obligated to pay such additional amounts to such holders, the Company may subsequently redeem the Notes, at any time, as a whole but not in part, at a redemption price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, including any additional amounts required to be paid but without reduction for applicable United States of America withholding taxes.

              With respect to any redemption made pursuant to the terms of this Note, no payment in respect of the portion of the redemption price which represents accrued interest thereon shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

              Notice of redemption will be given by publication in an Authorized Newspaper in The City of New York and, if the Notes of this series are then listed on [The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited] [the Luxembourg stock Exchange] [or] any [other] stock exchange located outside the United States and such stock exchange shall so require, in [London] [Luxembourg] [or] in any [other] required city outside the United States or, if not practicable, elsewhere in Europe, [and by mail to holders of Registered Notes,] not less than __ nor more than __ days prior to the date fixed for redemption.

              If an Event of Default (defined in the Indenture as certain events involving the bankruptcy of the Company) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. There is no right of acceleration provided in the Indenture in case of a default in the payment of interest or the performance of any other covenant by the Company.

              The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes and any related coupons under the Indenture at any time by the Company with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding issued under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding issued under the Indenture and affected thereby, on behalf of the holders of all such Securities and any related coupons, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and any related coupons and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

              No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (including any additional amounts, as described herein) on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

              No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

              The Notes of this series shall be dated the date of their authentication.

              The Indenture, the Notes and any coupons appertaining thereto shall be governed by and construed in accordance with the laws of the State of New York.

              All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the
Indenture.

                                   [FORM OF COUPON]
  ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

                               NATIONSBANK CORPORATION

                        ____% SUBORDINATED NOTE, DUE ________

                                                            Coupon Number*
Principal Amount:                                          Due___________

              Unless the Note to which this coupon appertains shall have been called for previous redemption and payment thereof duly provided for, on the date set forth herein, NATIONSBANK CORPORATION (the "Company") will pay to bearer, upon surrender hereof at the Paying Agents set out on the reverse hereof or at such other offices or agencies (which, except as otherwise provided in the Note to which this coupon appertains, shall be located outside the United States of America (including the states and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands) (the "United States")) as the Company may designate from time to time, interest on the principal amount of such Note as specified above (together with any additional amounts in respect thereof which the Company may be required to pay according to the terms of such
          Note), in such coin or currency as specified above as at the time of payment shall be legal tender for the payment of public and private debts. Payment on this coupon shall be made, at the option of the bearer hereof and subject to any applicable laws and regulation, by a check mailed to an address outside the United States furnished by such bearer or by wire transfer to an account maintained by the payee with a bank located outside the United States.

                                                    NATIONSBANK CORPORATION
          [CORPORATE SEAL]

          Attest:                             By:__________________________


          By:__________________________










               *The coupon number, the interest amount due in the specified currency and the due date should appear in the right hand section of the face of the coupon.

                             [FORM OF REVERSE OF COUPON]
                                    Paying Agents:




















































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